As filed with the Securities and Exchange Commission on October 26, 2005

Registration No. 333-115404

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment

No. 3 to

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HYPERSPACE COMMUNICATIONS, INC.

(Name of small business issuer in its charter)

Colorado	7372	84-1577562
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

John P. Yeros, Chairman

8480 East Orchard Road, Suite 6600

Greenwood Village, CO 80111

(303) 566-6500

(Name, Address and Telephone Number of Principal Executive Offices and Agent for Service)

Copy to:

Patrick Simpson, Esq.

Chris Hall, Esq.

Perkins Coie LLP

1120 NW Couch Street, Tenth Floor

Portland, Oregon 97209

(503) 727-2000

Approximate date of commencement of proposed sale to the public: N/A

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: ☐

DEREGISTRATION OF SECURITIES

On September 30, 2004, HyperSpace Communications, Inc. (the “Company”) filed an amended registration statement on Form SB-2/A (No. 333-115404) with respect to the Company’s initial public offering which registered, among other things, up to 4,140,000 shares of the Company’s common stock underlying its public warrants (the “Public Shares”), 90,000 shares of the Company’s common stock (the “Representative Shares”) issuable upon exercise of the representative of the underwriters’ (the “Representative”) warrants, 180,000 warrants issuable upon exercise of the Representative’s warrants (the “Representative Warrants”) and 180,000 shares of common stock issuable upon exercise of such warrants (the “Warrant Shares”). The Public Shares, the Representative Shares, the Representative Warrants and the Warrant Shares are referred to collectively as the “Securities”. The Form SB-2 was declared effective by the Commission on September 30, 2004.

This Post-Effective Amendment No. 3 to Form SB-2 deregisters all of the Securities initially registered, all of which remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, in the city of Greenwood Village, state of Colorado, on this __ day of October, 2005.

HyperSpace Communications, Inc.

By:	/s/ John P. Yeros
John P. Yeros Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ John P. Yeros		October 26, 2005
John P. Yeros

/s/ Michael S. Adkins	President	October 26, 2005
Michael S. Adkins

Chief Financial Officer (Principal Financial Officer and Accounting Officer)
/s/ Mark A. Pougnet		October 26, 2005
Mark A. Pougnet

	Director	October 26, 2005
Angela Blatteis

	Director	October 26, 2005
Jordan W. Katz

* David E. Girard	Director	October 26, 2005
David E. Girard

	Director	October 26, 2005
David A. Young

* Eric D. Murphy	Director	October 26, 2005
Eric D. Murphy

* Kent Swanson	Director	October 26, 2005
Kent Swanson

*By: /s/ John P. Yeros	Attorney-in-Fact	October 26, 2005
John P. Yeros

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